UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

China Solar & Clean Energy Solutions, Inc

(Exact name of registrant as specified in its charter)

Nevada	000-12561	95-3819300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F West Wing Dingheng Plaza, 45A North Fengtai Road, Beijing, China, 100071	100071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 10-63860500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On April 26, 2012, Mr. Joseph J. Levinson resigned from his positions as a member of the Board of Director of China Solar & Clean Energy Solutions, Inc. (the “Company”) and the Chairman of the audit committee of the Company. Mr. Levinson’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

Date: May 4, 2012	By:	/s/ Deli Du
Name: Deli Du Title: President and Chief Executive Officer